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Exhibit 10.16.1

ALLOS THERAPEUTICS, INC.

FIRST AMENDMENT TO
SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT

MARC H. GRABOYES

        This FIRST AMENDMENT TO SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this "Amendment") is entered into effective as of March 2, 2011, by and between ALLOS THERAPEUTICS, INC. (the "Company") and MARC H. GRABOYES ("Executive") (collectively, the "Parties").

RECITALS:

        WHEREAS, the Parties entered into a Second Amended and Restated Employment Agreement on June 2, 2010 (the "Employment Agreement"); and

        WHEREAS, modifications are needed to bring the Employment Agreement into compliance with Section 409A of the Internal Revenue Code of 1986, as amended.

        NOW, THEREFORE, in consideration of the promises, mutual covenants, the above recitals, and the agreements herein set forth, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Company and Executive hereby agree as follows:

  1.
  The following sentences shall be added to the end of Section 10(d) of the Employment Agreement:

            "To receive the payments under (i) and (iii) above, Executive's termination or resignation must constitute a "separation from service" (as defined under Treasury Regulation Section 1.409A-1(h)) and Executive must execute and allow the Release to become effective within 60 days of Executive's termination or resignation. Such payments shall not be paid prior to the 60th day following Executive's termination or resignation, rather, subject to the aforementioned conditions, on the 60th day following Executive's termination or resignation, the Company will pay Executive such payments in a lump sum that Executive would have received on or prior to such date under the original schedule, with the balance of such payments being paid as originally scheduled."

  2.
  The following sentences shall be added to the end of the first paragraph of Section 10(e) of the Employment Agreement:

            "To receive the payments under (i), (iii), (iv) and (v) above, Executive's termination or resignation must constitute a "separation from service" (as defined under Treasury Regulation Section 1.409A-1(h)) and Executive must execute and allow the Release to become effective within 60 days of Executive's termination or resignation. Such payments shall not be paid prior to the 60th day following Executive's termination or resignation, rather, subject to the aforementioned conditions, on the 60th day following Executive's termination or resignation, the Company will pay Executive such payments in a lump sum that Executive would have received on or prior to such date under the original schedule, with the balance of such payments being paid as originally scheduled."

  3.
  The following language shall be deleted from Section 14(b) of the Employment Agreement:

            ", unless an alternative method of reduction is elected by Executive, subject to approval by the Company, and in any event shall be made in such a manner as to maximize the economic present value of all Payments actually made to Executive, determined by the Accounting Firm as of the date of the Change in Control for purposes of Section 280G of the Code using the discount rate required by Section 280G(d)(4) of the Code."

  4.
  Except as modified herein, the terms and conditions of the Employment Agreement shall remain unchanged and in full force and effect.

  5.
  This Amendment may not be amended, modified, superseded, canceled, renewed or expanded, or any terms or covenants hereof waived, except by a writing executed by each of the parties hereto or, in the case of a waiver, by the party waiving compliance.

  6.
  If any contest or dispute shall arise under this Amendment, each party hereto shall bear its own legal fees and expenses.

  7.
  This Amendment and all disputes relating to this Second Amendment shall be governed in all respects by the laws of the State of Colorado as such laws are applied to agreements between Colorado residents entered into and performed entirely in Colorado. The parties hereto acknowledge that this Amendment constitutes the minimum contacts to establish personal jurisdiction in Colorado and agree to a Colorado court's exercise of personal jurisdiction. The parties hereto further agree that any disputes relating to this Amendment shall be brought in courts located in the State of Colorado.

  8.
  This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same instrument. The execution of this Amendment may be by actual or facsimile signature.

[Signature Page Follows]

        IN WITNESS WHEREOF, the parties hereto have each duly executed this FIRST AMENDMENT TO SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT effective as of the date and year first written above.

ALLOS THERAPEUTICS, INC.
By:	/s/ Paul L. Berns
Name:	Paul L. Berns
Title:	President and Chief Executive Officer
EXECUTIVE:
/s/ Marc H. Graboyes MARC H. GRABOYES

Signature Page to Second Amendment to
Amended and Restated Employment Agreement

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RECITALS